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                                                                    Exhibit 5.1


                            [BALLARD SPAHR LETTERHEAD
                                     DRAFT]







                                                                    FILE NUMBER
                                                                         874250



                                 August 23, 1999


Starwood Hotels & Resorts Worldwide, Inc.
777 Westchester Avenue
White Plains, New York 10604

Starwood Hotels & Resorts
777 Westchester Avenue
White Plains, New York 10604


                  Re: Starwood Hotels & Resorts Worldwide, Inc. Starwood Hotels & Resorts
                           REGISTRATION STATEMENT ON FORM S-4
                           -----------------------------------------

Ladies and Gentlemen:

          We have served as Maryland counsel to Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the "Corporation"), and Starwood Hotels & Resorts, a Maryland real estate investment trust (the "Trust," and together with the Corporation, sometimes collectively referred to herein as "Starwood"), in connection with certain matters of Maryland law arising out of the registration of up to 11,004,788 shares (the "Corporation Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Corporation and up to 11,004,788 shares (the "Trust Shares") of Class B Shares of beneficial interest, par value $.01 per share (the "Common Shares"), of the Trust, each of which is attached to a Corporation Share and trades as a unit consisting of one Corporation Share and one Trust Share (the "Shares"), covered by the Registration Statement on Form S-4, as filed by Starwood on or about the date hereof under the Securities Act of 1933, as amended (the "1933 Act"), and all amendments thereto (the "Registration Statement"). The Shares are issuable in connection with the merger (the "Merger") of Vistana, Inc., a Florida corporation ("Vistana"), with and

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into Fire Acquisition Corp., a Florida corporation and wholly-owned subsidiary of the Corporation ("Merger Sub"), pursuant to that certain Agreement and Plan of Merger dated as of July 18, 1999, as amended
August 16, 1999, among the Corporation, Vistana and Merger Sub (the "Merger Agreement"). We did not participate in the drafting of the Merger Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Registration Statement.

          In connection with our representation of Starwood, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

          1. The Registration Statement, including the related Information Statement/Prospectus (the "Prospectus") dated August 23, 1999;

          2. The Amended and Restated Declaration of Trust of the Trust (the "Declaration"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

          3. The charter of the Corporation (the "Charter"), certified as of a recent date by the SDAT;

          4. The Amended and Restated Bylaws of the Trust (the "Trust Bylaws"), certified as of a recent date by an officer of the Trust;

          5. The Amended and Restated Bylaws of the Corporation (the "Corporation Bylaws"), certified as of a recent date by an officer of the Trust;

          6. A certificate of the SDAT, as of a recent date, as to the good standing of the Trust;

          7. A certificate of the SDAT, as of a recent date, as to the good standing of the Corporation;

          8. A certificate executed by an officer of the Trust, dated as of a recent date;

          9. A certificate executed by an officer of the Corporation, dated as a recent date;



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         10. The form of certificate representing and evidencing a Share;

         11. The Merger Agreement, in the form attached as Appendix A to the Prospectus;

         12. The Intercompany Agreement, in the form incorporated by reference in the Registration Statement;

         13. Resolutions adopted by the Board of Directors of the Corporation, or a duly authorized committee thereof, certified as of a recent date by an officer of the Corporation (the "Corporate Resolutions");

         14. Resolutions adopted by the Board of Trustees of the Trust, or a duly authorized committee thereof, certified as of a recent date by an officer of the Corporation (the "Trust Resolutions"); and

         15. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

          In expressing the opinion set forth below, we have assumed the following:

          1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

          2. Each individual executing any of the Documents on behalf of a party (other than Starwood) is duly authorized to do so.

          3. Each of the parties (other than Starwood) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

          4. Any Documents submitted to us as originals are authentic. The form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. Any Documents submitted to us as certified or photostatic copies conform to the original


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documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

          5. Upon issuance of the Trust Shares, the total number of shares of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Trust is then authorized to issue and the Trust Shares will not be issued in violation of any restriction or limitation contained in the Declaration.

          6. Upon issuance of the Corporation Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Corporation is then authorized to issue and the Corporation Shares will not be issued in violation of any restriction or limitation contained in the Charter.

          7. Each share of common stock, par value $.01 per share, of Vistana to be converted pursuant to the Merger into a Share, or fraction thereof, will be duly authorized, validly issued, fully paid and non-assessable at the time of such conversion.

          8. The Merger will be validly effected pursuant to the terms of the Merger Agreement and the laws of the State of Florida prior to, or at the time of, the issuance of the Shares.

          9. All certificates and affidavits submitted to us are true, correct and complete, both when made and as of the date hereof.

                  Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

                  1. The Trust is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

                  2. The Corporation is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

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                  3. The Corporation Shares, if issued in accordance with the
Charter, the Corporate Resolutions and the Merger Agreement, will be validly issued, fully paid and nonassessable.

                  4. The Trust Shares, if issued in accordance with the Declaration, the Trust Resolutions and the Merger Agreement, will be validly issued, fully paid and nonassessable.

                  The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, any federal or state laws regarding fraudulent transfers or any real estate syndication laws of the State of Maryland. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms on the interpretation of agreements.

                  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

                  This opinion is being furnished to you solely for submission to the Securities and Exchange Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any person or entity without, in each instance, our prior written consent.

                                                 Very truly yours,

                                                 /s/ BALLARD SPAHR
                                                 ANDREWS & INGERSOLL, LLP